SCHEDULE 14A
                                 (RULE 14A-101)

                                 PROXY STATEMENT
                        Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant   |X|
Filed by a party other than the registrant   | |

Check the appropriate box:
      | |   Preliminary Proxy Statement         | | Confidential. For use of the
                                                    Commission Only(as permitted
                                                    by Rule 14a-6(e)(2))

      |X|   Definitive Proxy Statement
      | |   Definitive Additional Materials
      | |   Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12


                          FIRST MONTAUK FINANCIAL CORP.
                -------------------------------------------------
                (Name of the Corporation as Specified in Charter)


                         WILLIAM J. KURINSKY, SECRETARY
                   -------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box)

      |X|   No Fee Required

      | |   Fee computed on table below per Exchange Act Rule 14c-5(g) and 0-11

(1)   Title of each class of securities to which transaction applies:

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(2)   Aggregate number of securities to which transaction applies:

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(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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(4)   Proposed maximum aggregate value of transaction:

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(5)     Total Fee Paid:

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| |      Fee paid previously with preliminary materials:

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| | Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or form or schedule and the date of filing.

(1)   Amount previously paid:

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(2)   Form schedule or registration number:

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(3)   Filing party:

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(4)   Dated filed:

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

                          FIRST MONTAUK FINANCIAL CORP.
                            PARKWAY 109 OFFICE CENTER
               328 NEWMAN SPRINGS ROAD, RED BANK, NEW JERSEY 07701

                                   ----------

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD ON JUNE 27, 1997

                                   ----------

To the Shareholders of
  FIRST MONTAUK FINANCIAL CORP.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of FIRST MONTAUK FINANCIAL CORP. (the "Corporation" or "Company") will be held at The Oyster Point Hotel, 146 Bodman Place, Red Bank, New Jersey 07701 at 10:00 a.m., New Jersey time, for the following purposes:

     1. To elect two Class III Directors to the Corporation's Board of Directors to hold office for a period of three years or until their successors are duly elected and qualified.

     2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 shares to 30,000,000 shares.

     3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     The close of business on May 23, 1997 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the Secretary of the Corporation, in writing, prior to the Annual Meeting of Shareholders.

                                  By Order of the Board of Directors

                                  WILLIAM J. KURINSKY, Secretary

Dated: May 29, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                          FIRST MONTAUK FINANCIAL CORP.
                            PARKWAY 109 OFFICE CENTER
               328 NEWMAN SPRINGS ROAD, RED BANK, NEW JERSEY 07701

                                   ----------

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 27, 1997

                                   ----------

     This Proxy Statement and the accompanying form of proxy have been mailed on or about May 29, 1997 to the holders of the Corporation's Common Stock of record ("Record Date") on May 23, 1997 of FIRST MONTAUK FINANCIAL CORP., a New Jersey corporation (the "Corporation" or "Company") in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders to be held on June 27, 1997 and at any adjournment thereof.

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     Shares of the Corporation's Common Stock represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted as follows: FOR the election of the two persons nominated by the Board of Directors as Class III Directors; FOR the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 shares to 30,000,000 shares of Common Stock and for such other matters as may be properly brought before the meeting and for which the persons named on the enclosed proxies determine, in their sole discretion to vote in favor.

     Any such proxy may be revoked at any time before it is voted. A shareholder may revoke his or her proxy by notifying the Secretary of the Corporation either in writing prior to the Annual Meeting, in person at the Annual Meeting, by submitting a proxy bearing a later date or by voting in person at the Annual Meeting. Directors shall be elected by an affirmative vote of a plurality of the votes cast at the meeting. A majority of the shares present and voting at the meeting is required for approval of all other items being submitted to the shareholders for their consideration. A shareholder voting through a proxy who abstains with respect to the election of Directors is considered to be present and entitled to vote on the election of Directors at the meeting, and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of Directors shall not be considered present and entitled to vote on the election of Directors. A shareholder voting through a proxy who abstains with respect to approval of any other matter to come before the meeting is considered to be present and entitled to vote on that matter and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any such matter shall not be considered present and entitled to vote thereon.

     The Corporation will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors as well as independent solicitation firms to solicit proxies from shareholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of the Corporation's Common Stock held of record by such persons, and the Corporation may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

     THE ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT.

     The principal executive offices of the Corporation are located at Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, New Jersey 07701; the Corporation's telephone number is (908) 842-4700.

INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Corporation has selected Schneider Ehrlich & Wengrover LLP, Certified Public Accountants, as independent accountants of the Corporation for the fiscal year ending December 31, 1997. Shareholders are not being asked to approve such selection because such approval is not required. The audit services provided by Schneider Ehrlich & Wengrover LLP, consists of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. Representatives of Schneider, Ehrlich & Wengrover LLP, are expected to be present at the meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

                    VOTING SECURITIES AND SECURITY OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The securities entitled to vote at the meeting are the Corporation's common stock, no par value per share (the "Common Stock"). The presence, in person or by proxy, of a majority of shares entitled to vote will constitute a quorum for the meeting. Each share of Common Stock entitles its holder to one vote on each matter submitted to shareholders. The close of business on May 23, 1997 has been fixed as the Record Date for the determination of the Common Stock shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. As of May 23, 1997, there were 8,937,179 shares of Common Stock issued and outstanding. Voting of the shares of Common Stock is on a non-cumulative basis.

      The following table sets forth certain information as of May 23, 1997, with respect to each Director, each nominee for Director, each executive officer, all Directors and Officers as a group and the persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), known by the Corporation to be the beneficial owner of more than five percent of any class of the Corporation's voting securities.

Directors, Officers                  Amount and Percentage
and 5% Shareholders (1)              of Beneficial Ownership (1)
-----------------------              --------------------------------
                                     Number of Shares         Percent
                                     ----------------         -------

Herbert Kurinsky                         361,518(2)              3.9%
Parkway 109 Office Center
328 Newman Springs Road
Red Bank, NJ 07701

William J. Kurinsky                    1,368,423(3)             14.5%
Parkway 109 Office Center
328 Newman Springs Road
Red Bank, NJ 07701

Brian M. Cohen                            76,000(4)              *
Parkway 109 Office Center
328 Newman Springs Road
Red Bank, NJ 07701

Edward L. Bayarski                        72,000(5)              *
One Mack Centre Drive
Paramus, NJ 07652

Ward R. Jones, Jr.                        80,000(6)              *
7 Leda Lane
Guilderland, NY 12084

Norma Doxey                               35,000(7)               *
Parkway 109 Office Center
328 Newman Springs Road
Red Bank, NJ 07701

David I. Portman                         100,000(8)              1.1%
19 Pal Drive
Wayside, NJ 07712

All Directors and                      2,092,941(2-8)           21.2%
Officers as a group
(7 persons in number)

*    Less than 1%.

(1) Unless otherwise indicated below, each director, officer and 5% shareholder has sole voting and sole investment power with respect to all shares that he beneficially owns.

(2) Includes vested and presently exercisable options of Mr. Herbert Kurinsky, to purchase 360,000 shares of Common Stock.

(3) Includes vested and presently exercisable options of Mr. William J. Kurinsky to purchase 515,000 shares of Common Stock.

(4) Includes 75,000 shares of Common Stock reserved for issuance upon the exercise of vested and presently exercisable stock options.

(5) Includes 72,000 shares of Common Stock reserved for issuance upon the exercise of 8,000 vested and presently exercisable stock options and 64,000 shares non-vested stock option.

(6) Includes 80,000 shares of Common Stock reserved for issuance upon the exercise of vested and presently exercisable stock options.

(7) Includes 35,000 shares of Common Stock reserved for issuance upon the exercise of vested and presently exercisable stock options.

(8) Includes 60,000 shares of Common Stock reserved for issuance upon the exercise of vested and presently exercisable stock options.

CERTAIN REPORTS

     No person who, during the fiscal year ended December 31, 1996, was a Director, officer or beneficial owner of more than ten percent of the Corporation's Common Stock (which is the only class of securities of the Corporation registered under Section 12 of the Securities Exchange Act of 1934 (the "Act") (a "Reporting Person") failed to file on a timely basis, reports required by Section 16 of the Act during the most recent fiscal year. The foregoing is based solely upon a review by the Corporation of Forms 3 and 4 during the most recent fiscal year as furnished to the Corporation under Rule 16a-3(d) under the Act, and Forms 5 and amendments thereto furnished to the Corporation with respect to its most recent fiscal year, and any representation received by the Corporation from any Reporting Person that no Form 5 is required.

     It is expected that the following will be considered at the meeting and action taken thereon.

                            I. ELECTION OF DIRECTORS

     Pursuant to a shareholders meeting on July 21, 1993, the Corporation's Certificate of Incorporation was amended and restated to provide for the classification of the Board of Directors into three classes of Directors, each class as nearly equal in number as possible but not less than one Director, each to serve for a three-year term, staggered by class. The amended and restated Certificate of Incorporation further provides that a Director or the entire Board of Directors may be removed only for cause and only by the affirmative vote of the holders of at least 70% of the combined voting power of the Corporation's voting stock, with vacancies on the Board being filled only by a majority vote of the remaining Directors then in office.

     The Board of Directors (sometimes referred to as the "Board") currently consists of five Directors divided into three classes of two members each. There is currently a vacancy in Class II resulting from the resignation of Dr. Ross E. McRonald in November 1994. This vacancy will not be filled at this shareholders meeting.

     The affirmative vote of a plurality of the outstanding shares of Common Stock entitled to vote thereon, voting together as a single class at the Annual Meeting of shareholders is required to elect the Directors. All proxies received by the Board of Directors will be voted for the election as Directors of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate that this will occur. No family relationship exists between any executive officer or director except for Herbert Kurinsky who is the uncle of William J. Kurinsky.

     The term of the Class III Directors expires at this Annual Meeting. The present Directors of the Corporation nominated for election to the Corporation's Board of Directors at the Annual Meeting are Ward R. Jones Jr. and David I. Portman.

     The following table sets forth certain information as of the date hereof with respect to the Directors of the Corporation, including the nominees for election to the Corporation's Board of Directors at the 1997 Annual Meeting. The information provided below indicates those Directors whose term of office expires in 1998 and 1999. The Director whose office expires in 1997 are those Directors nominated for election at the 1997 Annual Meeting.

                                   POSITION WITH                              DIRECTOR
                               CORPORATION; PRINCIPAL                       CONTINUALLY
    NAME                         OCCUPATION AND AGE                            SINCE       TERM EXPIRES
    ----                       ----------------------                       -----------    ------------
                                                    CLASS III - NOMINEES
Ward R. Jones, Jr.       Director, Registered Representative                    1991        Nominee
                         with FMSC, 66

David I. Portman         Director, President of Triad Property                  1993        Nominee
                         Management, Inc., 56


                                                          CLASS I

Herbert Kurinsky         Director, President and Chief                          1987        1999
                         Executive Officer of FMFC
                         and of FMSC and Registered
                         Options Principal of FMSC, 66

William J. Kurinsky      Director, Vice President, Chief                        1987        1999
                         Operating and Chief Financial
                         Officer and Secretary of FMFC
                         and of FMSC and Financial and
                         Operations Principal of FMSC, 37


                                                        CLASS II

Norma L.  Doxey          Director, Vice-President of                            1988        1998
                         Operations of FMSC, 57

----------

     Herbert Kurinsky became a Director and President of the Company on November 16, 1987. Mr. Kurinsky is a co-founder of First Montauk Securities Corp. and has been its President, one of its Directors and its Registered Options Principal since September of 1986. From March 1984 to August 1986, Mr. Kurinsky was the President of Homestead Securities, Inc., a New Jersey broker-dealer. From April 1983 to March 1984, Mr. Kurinsky was a branch office manager for Phillips, Appel & Waldon, a securities broker-dealer. From February 1982 to March 1983, Mr. Kurinsky was a branch office manager for Fittin, Cunningham and Lauzon, a securities broker-dealer. From November 1977 to February 1982, he was a branch office manager for Advest Inc., a securities broker-dealer. Mr. Kurinsky received a B.S. degree in economics from the University of Miami, Florida in 1954.

     William J. Kurinsky became Vice President, a Director and Financial and Operations Principal of the Company on November 16, 1987. He is a co-founder of First Montauk Securities and has been one of its Vice Presidents, a Director and its Financial/Operations Principal since September of 1986. Prior to that date, Mr. Kurinsky was Treasurer, Chief Financial Officer and Vice President of Operations of Homestead Securities, Inc., a securities broker-dealer. Mr. Kurinsky received a B.S. from Rutgers University in 1984. He is the nephew of Herbert Kurinsky.

     Norma L. Doxey has been a Director of the Company since December 6, 1988. Ms. Doxey is the Vice President for Operations and a Registered Representative with First Montauk Securities Corp. since September, 1986. From August through September, 1986, she was operation's manager and a Registered Representative with Homestead Securities, Inc. From July 1984 through August 1985 she held the same position with Marvest Securities.

     Ward R. Jones, Jr. has been a director of the Company since June, 1991. From 1955 through 1990, Mr. Jones was employed by Shearson Lehman Brothers as a registered representative, eventually achieving the position of Vice President. Mr. Jones is currently a registered representative of First Montauk Securities Corp. on a part-time basis.

     David I. Portman has been a director of the Company since June 15, 1993. From 1978 to the present, Mr. Portman served as the President of Triad Property Management, Inc., a private corporation which builds, invests in and manages real estate properties in the State of New Jersey. Mr. Portman was a Director of Ultra Med, Inc. from 1986 to 1991, a high tech medical equipment manufacturer. Mr. Portman also serves as a director and officer of Pacific Health Laboratories, Inc., positions he has held since August 1995.

BOARD MEETINGS, COMMITTEES AND COMPENSATION OF DIRECTORS

     During fiscal 1996 3 meetings of the Board of Directors were held and on 2 occasions the Directors took action by unanimous written consent in lieu of a meeting. Each Director of the Corporation attended all meetings of the Board of Directors held during fiscal 1996.

     The Board of Directors has established an Audit Committee consisting of three members, which does not include the Chief Financial or Chief Accounting Officer of FMSC, but includes a "public director" as that term is defined in Schedule E of the NASD By-Laws. The Audit Committee reviews (i) the Company's audit functions, (ii) with management, the finances, financial condition, and interim financial statements of the Company, and (iii) with the Company's independent auditors, the year end financial statements of the Company. Members of the Audit Committee do not receive additional compensation for such service. At present, the committee is composed of Herbert Kurinsky, Ward R. Jones, Jr., and David I. Portman. The Audit Committee met on one occasion during fiscal 1996.

     In fiscal 1995, the Corporation established a compensation committee, composed of two non-executive directors, for the purpose of negotiating and reviewing all employment agreements for executive officers of the Corporation and for administering the 1992 Plan. At present, Ward R. Jones, Jr. and David I. Portman are the members of the Compensation Committee. This Committee did not meet during fiscal 1996. The Corporation does not have a standing nominating committee of the Board of Directors.

     The Corporation pays Directors who are not employees of the Corporation a retainer of $250 per meeting of the Board of Directors attended and for each meeting of a committee of the Board of Directors not held in conjunction with a Board of Directors meeting. Directors employed by the Corporation are not entitled to any additional compensation as such. It is anticipated that the Board of Directors will meet on a quarterly basis in addition to such other occasions as the business of the Corporation may from time to time require.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock voting at the Annual Meeting is required for the approval of the nominees for Directors.

     THE BOARD OF DIRECTORS DEEMS THE NOMINEES FOR DIRECTORS TO BE IN THE BEST INTERESTS OF THE CORPORATION AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-B) compensation awarded to, earned by, paid or accrued by the Company during the years ended December 31, 1996, 1995 and 1994 to each of the named executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                     Annual Compensation                     Long Term
                                     -------------------                    Compensation
                                                                            --------------
                                                                              Securities
                                                                              Underlying
Name & Principal                                             Other Annual    Options/ SARs
Position                    Year    Salary         Bonus     Compensation      Granted(1)
--------                    ----   --------      ----------  -------------   -------------
Herbert Kurinsky            1996   $175,000      $40,000.00  $41,069.74(2)           0
 Chairman, Chief            1995   $101,000       90,000.00  $ 8,594.28(2)       200,000
 Executive Officer (3)      1994   $110,000          --      $19,683.80(2)        40,000

William J. Kurinsky         1996   $175,000           0      $11,884.27(4)           0
 Vice President,            1995   $121,000      $90,000.00  $39,409.36(4)       200,000
 Chief Operating and        1994   $110,000          --      $16,771.87(4)        40,000
 Financial Officer
 and Secretary (5)

Brian M. Cohen              1996   $100,000.00        0      $17,385.18(6)           0
 Vice President and         1995   $ 87,115.44   $15,000.00  $ 6,365.00(6)         5,000
 Gen'l Securities           1994   $ 75,000.02   $   721.16  $23,824.36(6)        20,000
 Principal, FMSC

Edward L. Bayarski          1996   $87,307.74    $ 7,255.78  $38,061.02           60,000(7)
 President, MISI            1995   $33,653.92    $ 9,000.00    8,639.08           40,000

----------

1) In 1994 the Board of Directors authorized a grant to purchase 40,000 shares of the Company's Common Stock to each of Messrs. Herbert and William J. Kurinsky, at exercise prices of $.75 and $.82, respectively. These options have vested and are exercisable until December 19, 1999. In 1995, the Board of Directors authorized an additional Grant to purchase 200,000 shares of the Company's Common Stock each to Herbert Kurinsky and William J. Kurinsky at an exercise price of $.75 and $.8352 respectively. Mr. Cohen was granted an option to purchase 5,000 shares at $.75. These options have vested and are exercisable until November 5, 2000 for Messrs. Kurinsky, and until December 14, 2000 for Mr. Cohen. See "Aggregated Options/Sar Exercises in Last Fiscal Year and Fy-End Option/Sar Values."

2) Includes: (i) for 1996, an automobile allowance of $7,511.88, commissions of $10,511.89, dues of $7,440.00 and loan forgiveness of $15,605.97; (ii)
     for 1995, an automobile allowance of $8,594.28, (iii) for 1994, commissions of $11,089.52 and an automobile allowance of $8,594.28.

3) Mr. Herbert Kurinsky is the beneficial owner of 21,518 shares of the Company's Common Stock as of December 31, 1996, which shares had a market value of approximately $20,657 as of that date, without giving effect to the diminution in value attributable to the restriction on said shares.

4) Includes: (i) loan forgiveness in the amount of $11,884.27; (ii) commissions of $39,409.36 and $16,771.87 for the years ended December 31, 1995 and 1994, respectively. Does not include the value of an automobile purchased by the Company for the exclusive use by Mr. William Kurinsky, with an annualized lease value of $5,100 as provided by the IRS.

5) Mr. William Kurinsky is the beneficial owner of 1,073,423 shares of the Company's Common Stock as of December 31, 1996, which shares had a market value of approximately $1,030,486 as of that date, without giving effect to the diminution in value attributable to the restriction on said shares.

6) Includes: (i) commissions of $7,578.18, and automobile allowance of $4,650.00 and loan forgiveness of $5,157.00 for 1996; (ii) commissions of $2,045.00 and an automobile allowance of $4,320 for 1995; (iii) commissions of $19,624.36 and an automobile allowance of $4,200 for 1994.

7) Includes: (i) commissions of $38,061.02 for 1996; (ii) commissions of $8,639.08 for 1995.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table contains information with respect to the named executive officers concerning options held as of the year ended December 31, 1996.

                                INDIVIDUAL GRANTS

                     NUMBER OF       % OF TOTAL
                     UNDERLYING      GRANTED TO    EXERCISE
                     OPTIONS/SARS    EMPLOYEES IN  OR BASE
   NAME              GRANTED(#)      FISCAL YEAR   PRICE ($SH)   EXPIRATION DATE
   ----              ------------    ------------  -----------   ---------------
Edward L. Bayarski    60,000           50%           $1.02          10/29/01


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                     VALUE OF
                             SHARES               NUMBER OF          UNEXERCISED
                             ACQUIRED             UNEXERCISED        IN-THE-MONEY
                             ON         VALUE     OPTIONS AS OF      OPTIONS AT
   NAME                      EXERCISE   REALIZED  DECEMBER 31, 1996  DECEMBER 31, 1996(1)
   ----                      --------   --------  -----------------  --------------------
                                             EXERCISABLE/UNEXERCISABLE
EXERCISABLE/UNEXERCISABLE
Herbert Kurinsky               --         --          440,000 /0       $130,400/$0
William J. Kurinsky            --         --          440,000 /0       $  98,560/$0
Brian M. Cohen                 --         --           100,000/0       $  34,000/$0
Edward L. Bayarski             --         --       28,000/72,000       $   7,360/$11,040

(1) Based upon the closing bid price of the Company's Common Stock on December 31, 1996 ($.96 per share), less the exercise price for the aggregate number of shares subject to the options.

EMPLOYMENT AGREEMENTS

     In January 1996, the Company entered into new three-year employment contracts with Herbert Kurinsky, as President and William J. Kurinsky, as Executive Vice President. The contracts provide for base salaries of $175,000 for the first year of the agreement for each, increasing in each case at the rate of 10% per year. Each would also be entitled to receive a portion of a bonus pool consisting of 10% of the pre-tax profits of the Company, to be determined by the executive management (e.g. Herbert Kurinsky and William J. Kurinsky). The bonus pool would require a minimum of $500,000 pretax profit per year in order to become effective. Each is also entitled to receive commissions at the same rate as paid to other non-affiliate registered representatives of the Company. They are also entitled to purchase up to 20% of all underwriters and/or placement agent warrants or options which are granted to First Montauk Securities Corp. from FMSC upon the same price, terms and conditions afforded to FMSC as the underwriter or placement agent. Each is further to be furnished, during the term of his agreement, with health insurance benefits and life insurance as generally made available to regular full-time employees of the Company, and reimbursement for expenses incurred on behalf of the Company and the use of an automobile or in the alternative an automobile allowance. The contracts also provide for severance benefits equal to three times the previous year's salary in the event either of the employees is terminated or their duties significantly changed after a change in management of the Company as defined in the agreement.

INCENTIVE STOCK OPTION PLAN

     In September 1992, the Company adopted the 1992 Incentive Stock Option Plan (the "1992 Plan"). The 1992 Plan provided for the grant of options to purchase up to 2,000,000 shares of the Company's Common Stock and is intended for employees of the Company and consultants. In June 1996 the Company's shareholders approved an amendment to the 1992 Plan (the "Amended Plan") to increase the number of shares reserved for issuance from 2,000,000 to 3,500,000. Under the terms of the Amended Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment ("ISOs") under Section 422A of the Code, or options which do not so qualify ("Non-ISOs").

     The Amended Plan is administered by the Board of Directors or by a Stock Option Committee designated by the Board of Directors. The Board or the Stock Option Committee, as the case may be, has the discretion to determine the eligible employees to whom, and the times and the price at which, options will be granted; whether such options shall be ISOs or Non-ISOs; the periods during which each option will be exercisable; and the number of shares subject to each option. The Board or Committee has full authority to interpret the Amended Plan and to establish and amend rules and regulations relating thereto.

     Under the Amended Plan, the exercise price of an option designated as an ISO shall not be less than the fair market value of the Common Stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent stockholder (as defined in the Amended Plan) such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISO options may be less than such fair market value. The aggregate fair market value of shares subject to options granted to a participant which are designated as ISOs which become exercisable in any calendar year may not exceed $100,000.

     The Board or the Stock Option Committee, as the case may be, may, in its sole discretion, grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay any taxes that may arise in connection with the exercise or cancellation of an option. Unless sooner terminated, the Amended Plan will expire in 2006.

     To date, options to purchase a total of 2,331,500 shares of the Company's Common Stock have been issued under the 1992 Plan and the Amended Plan.

DIRECTOR PLAN

     In September 1992, the Company adopted the Non-Executive Director Stock Option Plan (the "Director Plan"). The Director Plan provides for issuance of a maximum of 1,000,000 shares of Common Stock upon the exercise of stock options granted under the Director Plan. Options are granted under the Director Plan until 2002 to (i) non-executive directors as defined and (ii) members of any advisory board established by the Company who are not full time employees of the Company or any of its subsidiaries. The Director Plan provides that each non-executive director will automatically be granted an option to purchase 20,000 shares each September 1, provided such person has served as a director for the 12 months immediately prior to such September 1st.

     In June 1996, the Company's shareholders approved an amendment to the Non-Executive Director Stock Option Plan to provide for the elimination of non-discretionary stock grants to members of any advisory board established by the Company. An eligible member of an advisory board may receive an option to purchase shares of the Company's Common Stock under the Director Plan as provided for in the discretion of the Company's Board of Directors.

     The exercise price for options granted under the Director Plan shall be 100% of the fair market value of the Common Stock on the date of grant. Until otherwise provided in the Stock Option Plan the exercise price of options granted under the Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of Common Stock of the Company or by a combination of each. The term of each option commenced on the date it is granted and unless terminated sooner as provided in the Director Plan, expires five years from the date of grant. The Director Plan is administered by a committee of the board of directors composed of not fewer than three persons who are officers of the Company (the "Committee"). The Committee has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Committee will make all determinations of the interpretation of the Director Plan. Options granted under the Director Plan are not qualified for incentive stock option treatment. To date, a total of 220,000 options have been granted to the Company's Non-Executive members of the Board of Directors, and 2,500 options have been granted to each of eight members of the Company's Advisory Board.

SENIOR MANAGEMENT PLAN

     In 1996 the Board of Directors and shareholders of the Corporation adopted an equity-based incentive plan for its senior manager employees, the 1996 Senior Management Incentive Plan (the "1996 Senior Management Plan"). Only senior managers of the Corporation are eligible to participate in the 1996 Senior Management Plan. The Board of Directors believes that equity-based incentive compensation plays a critical role in retaining and attracting motivated senior managers. The 1996 Senior Management Plan provides for the issuance of up to 2,000,000 shares of the Corporation's Common Stock in connection with the issuance of stock options and other stock purchase rights to senior managers rendering services to the Corporation. The Plan provides for four types of awards: stock options, incentive stock rights, stock appreciation rights and restricted stock purchase agreements (collectively, the "Awards"), all as described below.

     The 1996 Senior Management Plan is intended to attract and retain key personnel whose performance is expected to have a positive effect on the Corporation's profits and growth potential by encouraging and assisting those persons to acquire equity in the Corporation. Directors who are not otherwise employed by the Corporation and non-senior manager employees are not eligible for participation in the 1996 Senior Management Plan. Unless sooner terminated, the 1996 Senior Management Plan will expire on June 28, 2006 and Awards may be granted at any time or from time to time through such date.

     The 1996 Senior Management Plan is administered by the Compensation Committee of the Board of Directors (the "1996 Senior Management Plan Administrator"). The 1996 Senior Management Plan Administrator has the discretion to determine the eligible senior managers to whom Awards will be granted; the type and the prices at which Awards will be granted; the periods during which each Award will be granted; and the number of shares subject to each Award. The 1996 Senior Management Plan Administrator has full authority to interpret the plan and to establish and amend rules and regulations relating thereto.

     Except as described below, the 1996 Senior Management Plan Administrator may from time to time amend the 1996 Senior Management Plan as it deems proper and in the best interests of the Corporation without further approval of the shareholders.

     The Board of Directors and the 1996 Senior Management Plan Administrator may not amend certain features of the 1996 Senior Management Plan without the approval of the Corporation's shareholders to the extent such approval is required for compliance with Section 422 of the Code with respect to ISO's,
Section 162(m) of the Code with respect to Non-ISO's or Rule 16b-3 promulgated under Section 16 of the Exchange Act with respect to Awards made to individuals subject to Section 16 of the Exchange Act. Such amendments would include: (a) increasing the maximum number of shares of Common Stock that may be issued under the 1996 Senior Management Plan; (b) extending the duration of the 1996 Senior Management Plan; (c) modifying the requirements as to eligibility for participation in the 1996 Senior Management Plan; or (d) otherwise increasing the benefits accruing to participants under the 1996 Senior Management Plan.

     Each of the types of Awards that may be granted under the 1996 Senior Management Plan is discussed below.

     Stock Options. Under the terms of the 1996 Senior Management Plan, options granted thereunder will be designated as options which qualify for incentive stock option treatment ("ISO's") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not so qualify ("Non-ISO's").

     Under the 1996 Senior Management Plan, the exercise price of an option designated as an ISO shall not be less than the fair market value of the Common Stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent Shareholder such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISO options may not be less than 85% of such fair market value. The aggregate fair market value of shares subject to an option designated as an ISO for which any participant may be granted such an option in any calendar year, shall not exceed $100,000 plus any unused carryovers (as defined in Section 422 of the Code) from a prior year. The "fair market value" will be the price of the Corporation's Common Stock, the low bid as reported by the National Quotation Bureau, Inc., or a market make of the Corporation's Common Stock, or if the Common Stock is not quoted by any of the above, by the Board of Directors acting in good faith.

     Options may be granted under the 1996 Senior Management Plan for such periods as determined by the 1996 Senior Management Plan Administrator; provided however that no option designated as an ISO granted under the 1996 Senior Management Plan shall be exercisable over a period in excess of ten years, or in the case of a ten percent Shareholder, five years. Options may be exercised in whole at any time or in part from time to time. Options are not transferable except to the estate of an option holder; provided, however, in the case of a Non-ISO, and subject to Rule 16b-3 promulgated under Section 16 of the Exchange Act and prevailing interpretations thereunder by the Staff of the Securities and Exchange Commission, a recipient of a Non-ISO may, with the consent of the 1996 Senior Management Plan Administrator, designate a named beneficiary of the Non-ISO in the event of the death of such recipient, or assign such Non-ISO.

     Incentive Stock Rights. Incentive stock rights consists of incentive stock units which give the holder the right to receive, without payment of cash or property to the Corporation, shares of Common Stock. Each unit is equivalent to one share of Common Stock and will be issued in consideration for services performed for the Corporation. If the services of the senior manager with the Corporation terminate prior to the end of the incentive period relating to the units awarded, the rights shall thereupon be null and void, except that if termination is caused by death or permanent disability, the senior manager or his/her heirs, as the case may be, shall be entitled to receive a pro rata portion of the shares represented by the units, based upon that portion of the incentive period which shall have elapsed prior to the death or disability.

     Stock Appreciation Rights ("SARs"). SARs may be granted to recipients of options under the 1996 Senior Management Plan. SARs may be granted simultaneously with, or subsequent to, the grant of a related option and may be exercised to the extent that the related option is exercisable, except that no general SAR (as hereinafter defined) may be exercised within a period of six months of the date of grant of such SAR and no SAR granted with respect to an ISO may be exercised unless the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the ISO. A holder may be granted general SARs ("general SARs") or limited SARs ("limited SARs"), or both. General SARs permit the holder thereof to receive an amount (in cash, shares of Common Stock or a combination of both) equal to the number of SARs exercised multiplied by the excess of the fair market value of the Common Stock on the exercise date over the exercise price of the related option. Limited SARs are similar to general SARs, except that, unless the Administrator (as defined in the Plan) determines otherwise, they may be exercised only during a prescribed period following the occurrence of one or more of the following events: (i) the approval of the shareholders of the Corporation of a consolidation or merger in which the Corporation is not the surviving corporation, the sale of all or substantially all the assets of the Corporation, or the liquidation or dissolution of the Corporation; (ii) the commencement of a tender or exchange offer for the Corporation's Common Stock (or securities convertible into Common Stock) without the prior consent of the Board; (iii) the acquisition of beneficial ownership by any person or other entity (other than the Corporation or any employee benefit plan sponsored by the Corporation) of securities of the Corporation representing 25% or more of the voting power of the Corporation's outstanding securities; or (iv) if during any period of two years or less, individuals who at the beginning of such period constitute the entire Board cease to constitute a majority of the Board, unless the election, or the nomination for election, of each new director is approved by at least a majority of the directors then still in office.

     The exercise of any portion of either the related option or the tandem SARs will cause a corresponding reduction in the number of shares remaining subject to the option or the tandem SARs, thus maintaining a balance between outstanding options and SARs.

     Restricted Stock Purchase Agreements. Restricted stock purchase agreements provide for the sale by the Corporation of shares of Common Stock at prices to be determined by the Board, which shares shall be subject to restrictions on disposition for a stated period during which time the purchase must continue employment with the Corporation to retain the shares.

     Upon expiration of the applicable restricted period and the satisfaction of any other applicable conditions, all or part of the restricted shares and any dividends or other distributions not distributed to the holder (the "retained distributions") thereon will become vested. Any restricted shares and any retained distributions thereon which do not so vest will be forfeited to the Corporation. If prior to the expiration of the restricted period a holder is terminated without cause or because of a total disability (in each case as defined in the Plan), or dies, then, unless otherwise determined by the Administrator at the time of the grant, the restricted period applicable to each award of restricted shares will thereupon be deemed to have expired. Unless the Administrator determines otherwise, if a holder's employment terminates prior to the expiration of the applicable restricted period for any reason other than as set forth above, all restricted shares and any retained distributions thereon will be forfeited.

                                       II
                              PROPOSAL TO INCREASE
                           THE AUTHORIZED COMMON STOCK

AMENDMENT OF THE CORPORATION'S AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION

     The Board of Directors of the Corporation has unanimously determined that an amendment to the Corporation's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock is advisable, and accordingly, has voted to recommend an amendment to the Shareholders for adoption. Shareholders are urged to carefully read the materials that follow as they involve matters of particular importance. The full text of the Amendment to the Amended and Restated Certificate of Incorporation is set forth in Exhibit A to this Proxy Statement.

BACKGROUND OF THE PROPOSED AMENDMENT

     The Board of Directors has unanimously approved a proposal (the "Proposal") to amend the Restated Certificate to authorize an increase in the authorized Common Stock of the Corporation to 30,000,000 shares from 15,000,000 shares of Common Stock. As of May 23, 1997, there were 8,937,179 shares of Common Stock issued and outstanding and approximately 2,121,525 reserved for issuance upon the exercise of issue and outstanding options, warrants, convertible promissory notes and other contractual commitments. The Restated Certificate also continues to authorize the Board of Directors to issue up to 5,000,000 shares of Preferred Stock in such classes and with such voting rights, dividend rights and powers as the Board may determine. As of May 23, 1997, there were no classes of Preferred Stock authorized and no shares of Preferred Stock issued and outstanding.

     The Board of Directors has determined it to be in the best interests of the Corporation and its stockholders to undertake a "rights offering" ("Rights Offering"). As presently conceived, the Rights Offering will consist of an offering to the Company's shareholders of one right for each share of common stock owned by the Company's shareholders. Three rights will entitle the holder thereof to subscribe for one unit at a price of $.45 per unit. An aggregate of 2,640,035 units will be issued to shareholders assuming all of the rights are exercised. Each unit is comprised of one Class A Redeemable Common Stock Warrant, one Class B Redeemable Common Stock Warrant and one Class C Redeemable Common Stock Warrant. the Class A Redeemable Common Stock Purchase Warrants (the "Class A Warrants"), entitle the holder thereof to purchase during the three years commencing on the date of initial issuance one share of Common Stock of the Company (the "Class A Warrant Shares"), at an exercise price of $3.00 per share, subject to adjustment in certain circumstances. Second, the Class B Redeemable Common Stock Purchase Warrants (the "Class B Warrants"), entitle the holder thereof to purchase during the five years commencing on the date of initial issuance one share of Common Stock of the Company (the "Class B Warrant Shares"), at an exercise price of $5.00 per share, subject to adjustment in certain circumstances. Last, the Class C Redeemable Common Stock Purchase Warrants (the "Class C Warrants"), entitle the holder thereof to purchase during the seven years commencing on the date of initial issuance one share of Common Stock of the Company (the "Class C Warrant Shares"), at an exercise price of $10.00 per share, subject to adjustment in certain circumstances. The Warrants will be separately transferable immediately. No separate securities for the Units will be issued.

     The Company may redeem the Warrants, at any time at $.05 per Warrant, upon thirty (30) days' prior written notice, if the closing bid price of the Company's Common Stock for the ten consecutive trading days ending within ten days of the date of the notice of redemption is not less than: (a) for the Class A Warrants, $5.00 per share, (b) for the Class B Warrants $7.00 per share, and
(c) for the Class C Warrants, $12.00 per share.

     Upon completion of the Rights Offering, Stockholders who do not fully exercise their Rights will own a smaller proportional interest in the Company than would otherwise be the case.

     The Rights Offering cannot be consummated without approval of the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock. If all of the rights are subscribed and the underlying warrrants exercised, the Company would require an additional 7,920,105 shares of Common Stock available for issuance. As of May 23, 1997 the Company had 8,937,179 shares outstanding, with 2,121,525 shares of Common Stock reserved for outstanding options and warrrants and an additional 3,598,475 shares for issuance in connection with the Company's stock option plans.

     There can be no assurance that the Rights Offering will be consummated, or if consummated, will be on the terms described above. The Rights Offering is subject to registration with the Securities and Exchange Commission ("SEC") and the various states. There can be no assurance that the transaction will be approved by the SEC, or if approved, will not require alteration of the terms.

     The Board of Directors unanimously approved the amendment to the Amended and Restated Certificate of Incorporation (the "Amendment"), and directed that same be submitted to the Shareholders for their approval, which would increase the number of authorized shares of Common Stock after such Amendment to 30,000,000 shares. The additional shares of Common Stock being authorized by the Amendment would enable the Corporation to proceed with the proposed Rights Offering, as well as other financing opportunities which may arise in the future, without the delay and expense associated with holding a special meeting of Shareholders at the time such additional shares are needed, except as required by any regulatory authority. Other than the contemplated Rights Offering described above, the Corporation has no current plans, or commitments for the issuance of any Common Stock. However, the Board may consider additional equity transactions involving the sale of Preferred Stock or Common Stock. Accordingly, the Board of Directors considers it desirable to have additional Common Stock available to provide the Corporation with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which may arise.

AMENDMENT PROPOSED BY THE BOARD OF DIRECTORS

     The full text of the Amendment to Article THIRD Clause (A) is annexed hereto as Exhibit A to this Proxy Statement. The following description of the amendment is qualified in its entirety by reference to Article THIRD Clause (A) set forth in Exhibit A. The Corporation's Amended and Restated Certificate of Incorporation currently authorizes the issuance of 15,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of May 23, 1997, the Corporation had outstanding 8,937,179 shares of Common Stock and no outstanding shares of Preferred Stock. As of such date, there was also reserved for issuance upon the conversion or exercise of various outstanding securities of the Corporation approximately 2,121,525 shares of Common Stock, leaving only approximately

3,941,296 shares authorized, unissued and unreserved shares of Common Stock available for future issuances.

     The number of authorized shares of Common stock after the Amendment will represent an increase of 15,000,000 shares of Common Stock over and above the 15,000,000 shares of Common Stock currently authorized. There would be no increase in the number of shares of Preferred Stock authorized.

CONSEQUENCES OF THE AMENDMENT

     Shareholders should note that certain disadvantages may result from the adoption of the Amendment. Such disadvantages may include a significant reduction in their interest in the Corporation with respect to earnings per share, voting, liquidation value and book and market value per share if the additional authorized shares of Common Stock are issued. While not having such purpose, the amendment could have the effect of deterring a future takeover attempt which the majority of Shareholders may deem to be in their best interest. Such event would arise if the Board of Directors deemed it in the best interest of the Corporation to issue an option to purchase Common Stock, a security convertible into shares of Common Stock or shares of Common Stock to a party friendly to management in an amount that would make it less likely for an unfriendly purchase to attempt an acquisition of shares by tender offer or other purchase. If a majority in voting power of the current Shareholders desire a takeover or change in control of the Corporation, and if such takeover or change were opposed by the Board of Directors, the additional shares of Common Stock could possibly be used by the Corporation to thwart the desires of the majority.

     The Board of Directors is also able to issue Preferred Stock without any further stockholder approval. The issuance of Preferred Stock may create a class of securities having voting, dividend and liquidation rights superior to the Common Stock including the power to elect a majority of the Board of Directors. Thus, the holders of Preferred Stock may have the right to elect a majority of the Board of Directors and thereby control and management of the Corporation. Further, the issuance of additional Preferred Stock may result in a dilution of the net income per share and net book value of the Common Stock currently outstanding. In the event the Preferred Stock is issued with the right to convert the Preferred Stock into shares of Common Stock, additional dilution of voting rights, net income per share and book value of the Common Stock may occur upon such conversion.

     Members of the Board of Directors may have a conflict in proposing this amendment, and such amendment may operate to the disadvantage of Shareholders, by reducing the likelihood of a hostile takeover of the Corporation which may result in a change in the membership of the Board of Directors. The Board of Directors would also retain the power to grant to the holders of Preferred Stock the right to elect a majority of the Board of Directors.

     The affirmative votes of the holders of a majority of the shares of the Corporation's Common Stock issued and outstanding on the Record Date are required to approve this proposal. The directors and officers of the Corporation own of record beneficially, directly and indirectly 2,092,941 shares of the Corporation's Common Stock, constituting approximately 21.2% of such shares outstanding on the Record Date. All of the officers and directors of the Corporation have agreed to vote in favor of approval of this proposal.

     THE BOARD OF DIRECTORS DEEMS THE PROPOSAL TO BE IN THE BEST INTERESTS OF THE CORPORATION AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                              FINANCIAL INFORMATION

     A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS, WHICH EXHIBITS SHALL BE FURNISHED TO SHAREHOLDERS, IF REQUESTED, UPON PAYMENT TO THE CORPORATION OF REASONABLE EXPENSES INCLUDING PHOTOCOPYING AND MAILING EXPENSES, TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR SENT TO WILLIAM J. KURINSKY, SECRETARY, FIRST MONTAUK FINANCIAL CORP., 328 NEWMAN SPRINGS ROAD, RED BANK, NEW JERSEY 07701. Each such request must set forth a good faith representation that as of May 23, 1997 the person making the request was the beneficial owner of Common Shares of the Corporation entitled to vote at the 1997 Annual Meeting of Shareholders.

                               IV. OTHER BUSINESS

     As of the date of this proxy statement, the foregoing is the only business which the Board of Directors intends to present, and is not aware of any other matters which may come before the meeting. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

     Proposals of shareholders intended to be presented at the Corporation's 1998 Annual Meeting of Shareholders must be received by the Corporation on or prior to February 28, 1998 to be eligible for inclusion in the Corporation's proxy statement and form of proxy to be used in connection with the 1998 Annual Meeting of Shareholders.

                                    By Order of the Board of Directors

                                    WILLIAM J. KURINSKY, Secretary

Dated:      May 29, 1997

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

                                    EXHIBIT A
                                       TO
                 PROXY STATEMENT OF FIRST MONTAUK FINANCIAL CORP

                              TEXT OF AMENDMENT TO
                      RESTATED CERTIFICATE OF INCORPORATION

     THIRD: Capital Stock

     (A) Authorized Capital Stock, The total number of shares of all classes of stock which this Corporation shall have authority to issue is THIRTY- FIVE MILLION (35,000,000) shares, consisting of THIRTY MILLION (30,000,000) shares of Common Stock, no par value per share (hereinafter, the "Common Stock"), and FIVE MILLION (5,000,000) shares of Preferred Stock, $.10 par value per share (hereinafter, the "Preferred Stock").

                         FIRST MONTAUK FINANCIAL CORP.

                ANNUAL MEETING OF SHAREHOLDERS - JUNE 27, 1997

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Herbert Kurinsky and William J. Kurinsky, and each of them, proxies, with full power of substitution to each, to vote all Common Shares of FIRST MONTAUK FINANCIAL CORP., owned by the undersigned at the Annual Meeting of Shareholders of FIRST MONTAUK FINANCIAL CORP. to be held on June 27, 1997 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote:

      I.    Election of Directors

            FOR all nominees listed             WITHHOLD AUTHORITY
            below (except as marked             to vote for the nominee
            to the contrary be|_|)              listed below   |_|

          Class III Directors to Serve until year 2000 Annual Meeting

           Ward R. Jones Jr.                      David I. Portman

(Instruction: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below)

     II. Proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 shares to 30,000,000 shares.

            For |_|           Against |_|       Abstain |_|

     and to vote upon any other business as may properly come before the meeting or any adjournment thereof, all as described in the Proxy Statement dated May 29, 1997, receipt of which is hereby acknowledged.

                                (Continued and to be signed on the reverse side)

     Either of the proxies or their respective substitutes, who shall be present and acting shall have and may exercise all the powers hereby granted.

     The shares represented by this proxy will be voted (i) FOR the election of two Class III directors, and (ii) FOR the proposed amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 30,000,000 shares unless contrary instructions are given.

     Said proxies will use their discretion with respect to any other matters which properly come before the meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE.


                                    Dated:___________________________, 1997

                                    ---------------------------------------

                                    ---------------------------------------

                                    (Please date and sign exactly as name
                                    appears at left. For joint accounts, each joint owner should sign, Executors, administrators, trustees, etc., should also so indicate when signing.)